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                                                                    Exhibit 10.3


                          CONSULTING SERVICES AGREEMENT

                     (HEREINAFTER REFERRED TO AS AGREEMENT)

                                     BETWEEN


                               ROY F. WESTON, INC.
                       (HEREINAFTER REFERRED TO AS WESTON)

                                 ONE WESTON WAY
                             WEST CHESTER, PA 19380


                                       AND


                               KATHERINE W. SWOYER

                     (HEREINAFTER REFERRED TO AS CONSULTANT)


ARTICLE 1 - INTRODUCTION

         WHEREAS, WESTON, a Pennsylvania Corporation, requires travel management consulting services and expertise from CONSULTANT.

         WHEREAS, CONSULTANT has represented to WESTON that she is uniquely qualified, because of her experience as the owner of WESTON's travel management provider, to perform such services.

         NOW, THEREFORE, the parties agree that the terms and conditions set forth below shall govern the services to be provided by CONSULTANT to WESTON.




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ARTICLE 2 - SCOPE OF WORK

The Consultant under this Agreement shall provide WESTON with expert consulting services in the area of travel management, including the successful transition of travel management services from WESTON's current travel management provider to WESTON Travel. Consultant shall also provide specialized expertise in all areas related to travel management including: travel policy and program reviews; travel agency services; on-going travel management; global consolidations; technology assessments; contracting and negotiations; and development of strategies and objectives. Further, WESTON and Consultant recognize that travel costs are a significant expense to WESTON in the conduct of its business. Both parties agree that travel costs are controllable and have a direct impact on the profitability of WESTON. Therefore, CONSULTANT's services shall include assistance to WESTON in controlling its travel costs, thereby improving the profitability of WESTON.

CONSULTANT agrees to devote its best professional effort to the accomplishment of its assignments and to perform with diligence and expedition, consistent with the highest recognized professional standards and in compliance with all applicable laws and regulations.

ARTICLE 3 - ORDER OF PRECEDENCE

In the event of an inconsistency or ambiguity between the documents comprising this Agreement, the following order of precedence shall govern:

      A.    Attachment A.

      B.    Agreement.

ARTICLE 4 - CONFIDENTIALITY

      (a) CONSULTANT shall receive and retain all Proprietary Information in confidence and shall not disclose such information to any person without the express written authorization of WESTON. CONSULTANT shall use Proprietary Information solely for the purpose of performing her obligations hereunder and for no other purpose. Upon termination of this Agreement, CONSULTANT shall promptly return all Proprietary Information to WESTON, and will, if requested by WESTON, execute a certificate warranting that all Proprietary Information has been returned to WESTON in accordance with this Agreement.

      (b) CONSULTANT may not represent that CONSULTANT is associated with WESTON for her own promotional purposes without prior written permission of WESTON.

ARTICLE 5 - AUTHORIZED REPRESENTATIVES

The following individuals are the authorized representatives of the respective parties to execute this Agreement:

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         CONSULTANT:       Katherine W. Swoyer

            WESTON:        William L. Robertson

Any subsequent changes to the authorized representatives cited above must be mutually agreed to via written modification to this Agreement.

ARTICLE 6 - WORK PRODUCT

      (a) All information, including, but not limited to, all designs, drawings, specifications, standards, processes, manuals, reports, computer software and related information, first produced by CONSULTANT for WESTON during the performance of the Services hereunder, shall be the sole property of WESTON or its assignee. All such information shall be considered Proprietary Information and shall be retained and used solely in accordance with the provisions of Article 4 hereof. To the extent any such information comprises work susceptible to protection under the Copyright laws, CONSULTANT agrees that such work shall be deemed "work made for hire" hereunder. In the event that such work is determined not to be "work made for hire" under the copyright laws, this Agreement shall operate as an irrevocable assignment by CONSULTANT to WESTON of the copyright in the work, including all right, title and interest therein, in perpetuity.

      (b) All inventions, improvements and discoveries, whether patentable or not, first conceived, developed or reduced to practice by CONSULTANT, either alone or with others, in the course of the performance of CONSULTANT's Services hereunder, or as a consequence of CONSULTANT's receipt of information hereunder, shall be the sole property of WESTON. All such inventions, improvements and discoveries shall be promptly disclosed to WESTON in writing. At WESTON's request and expense, CONSULTANT agrees to (i) assist WESTON in making application for patents on such inventions, improvement and discoveries in the United States and any foreign countries (ii) assign all such applications to WESTON or its designee without further charges, (iii) assist WESTON in the prosecution of any patent applications and the enforcement of any resulting patents and
            (iv) execute any and all documents necessary for the accomplishment of the foregoing.

ARTICLE 7 - CONFLICTS OF INTEREST

      (a) CONSULTANT warrants that, to the best of her knowledge and belief, there are no relevant facts or circumstances which could give rise to a conflict of interest under this Agreement, or that CONSULTANT has disclosed all such relevant information.

      (b) The CONSULTANT agrees that if an actual or potential conflict of interest is discovered after award, the CONSULTANT will make a full disclosure in writing to WESTON. This disclosure shall include a description of actions which the



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            CONSULTANT has taken or proposes to take, after consultation with
            WESTON to avoid, mitigate or neutralize the actual or potential conflict.

      (c) If CONSULTANT is a former United States government employee, CONSULTANT agrees to furnish WESTON all necessary information regarding any potential conflict of interest.

ARTICLE 8 - TERM OF AGREEMENT

The effective date of this Agreement shall be the date of termination of the Travel Management Services Agreement, dated 15 March 1996 between International Corporate Travel Services, Inc., the CONSULTANT and WESTON, or 1 July 1998, which ever shall occur later. The Agreement shall continue in full force and effect for a period of three years thereafter unless earlier terminated as provided herein.

ARTICLE 9 - COMPENSATION

      (a) Compensation, shall be in accordance with the terms contained in Attachment A.

ARTICLE 10 - TERMINATION

This Agreement may be terminated at any time for the convenience of the parties upon the mutual consent of both WESTON and CONSULTANT. Either party may terminate this Agreement, in writing, if the other party fails to fulfill its obligations under this Agreement and such failure to perform remains uncured for a period of ten (10) days following written notice from the non-breaching party in which the performance deficiencies complained of are specified. Termination of this Agreement will not affect the provisions of Articles 4 and 6 which shall remain in effect for a period of five (5) years from the date of termination or expiration of this Agreement.


ARTICLE 11 - RECORDS RETENTION

CONSULTANT shall retain all records related to this Agreement in legible form for a period of three (3) years from date of final payment hereunder. CONSULTANT authorizes WESTON to inspect and audit these records during business hours with prior notice to CONSULTANT.

ARTICLE 12 - TAXES

CONSULTANT shall have sole responsibility for payment of all Federal, state, local and other income taxes and for all employment and other taxes applicable to the consideration paid to CONSULTANT hereunder. CONSULTANT further agrees to indemnify and hold WESTON harmless from and against any and all claims related to such taxes.

ARTICLE 13 - INDEPENDENT CONTRACTOR

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In performance of all Services, CONSULTANT shall be deemed to be an "independent contractor" and as such, shall not be entitled to any benefits applicable to the employees of WESTON. The CONSULTANT declares that she is engaged in an independent business. CONSULTANT shall in no way be deemed to be an agent or representative of WESTON. CONSULTANT shall have no authority to bind or speak for WESTON except as may be specifically given to CONSULTANT in writing from time to time.

ARTICLE 14 - INSURANCE

CONSULTANT shall maintain insurance at her own expense for services performed hereunder. Such insurance shall include, Private Health (Major Medical or comparable), and Automobile Liability (Bodily Injury and Property
Damage/$250,000 Minimum each). Certificates of insurance shall be provided to WESTON immediately upon request.

ARTICLE 15 - WARRANTY

CONSULTANT warrants and represents that she possesses the expertise and capability to properly and professionally perform her services hereunder, that she is properly and legally licensed (if applicable) to perform such services, and that she shall at all times in the performance of such services comply with all applicable laws, ordinances and regulations and shall perform all services in a good, workmanlike, professional, efficient and non-negligent manner; and she does not and during the period of performance of this Agreement will not represent any competitor of WESTON.

ARTICLE 16 - INDEMNIFICATION

The CONSULTANT agrees to indemnify and hold harmless WESTON, its officers, directors, agents and employees for any loss, including reasonable and actual attorney's fees, costs or damages that WESTON may incur as a result of the negligent acts or omissions of the CONSULTANT or the CONSULTANT's employees or agents.

Neither party shall be liable to the other for incidental, indirect or consequential damages, except where same arises out of the gross negligence or willful misconduct of the other party.

ARTICLE 17 - ASSIGNMENT

This Agreement may not be assigned by CONSULTANT, either in whole or in part, without the prior written consent of WESTON and any attempted assignment shall be null and void and without force and effect.

ARTICLE 18 - DISPUTES

Any dispute arising under this Agreement, including disputes under termination, not settled by agreement of the parties, shall be decided by litigation in a court of competent jurisdiction. Pending any decision, appeal, suit, or claim pursuant to this Article, CONSULTANT shall proceed diligently with the performance of the work authorized under this Agreement.

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ARTICLE 19 - SEVERABILITY

Any provision or part thereof of this Agreement held to be void or unenforceable under any law or by any court shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon the parties. The parties may reform or replace such stricken provision or part thereof with a valid and enforceable provision which expresses the intent of the stricken provision.

ARTICLE 20 - GOVERNING LAW
This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

ARTICLE 21 - ENTIRE AGREEMENT

This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties. This Agreement may be amended only by a writing signed by the duly authorized representative of each party.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


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          (CONSULTANT):                       ROY F. WESTON, INC. (WESTON):
----------------------------------         -----------------------------------
BY:     /s/                                BY:     /s/
     ----------------------------                 ----------------------------
NAME:   Katherine W. Swoyer                 NAME:  William L. Robertson
     ----------------------------                 ----------------------------
           (Print/Type)                                 (Print/Type)

SS #:       ###-##-####
     ----------------------------
TITLE:    President                        TITLE:  Chairman and
     ----------------------------                 ----------------------------
                                                  Chief Executive Officer
                                                 ----------------------------
DATE:      5-28-98                         DATE:  5-28-98
     ----------------------------                 ----------------------------


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                                  ATTACHMENT A
                                  COMPENSATION



(1) The Consultant shall receive, for services provided under this Agreement, an annual retainer of $125,000 paid in twelve (12) equal monthly installments.

(2) The Consultant is incentivised to assist WESTON reduce its travel management cost, which for the twelve (12) month period ending April 1998 was $310,000. To the extent WESTON is successful in reducing this cost, Consultant shall share in WESTON's savings. For each $30,000 increment of annual savings, or part thereof, Consultant shall earn $10,000 up to an annual limit, of $25,000. For example, if WESTON's total travel management cost during the initial twelve (12) months of this Agreement is $250,000, WESTON will have reduced its cost $60,000 below $310,000. This would result in Consultant earning $20,000 ($310,000 - $250,000 = $60,000 /
      $30,000 = 2 x $10,000 = $20,000). The amount of $310,000 is based upon 8%
      commissions on domestic air fares, should the percentage of commission change the $310,000 will be adjusted accordingly for calculation of the Consultant's earnings. WESTON will make quarterly provisional payments under this Article (2) as mutually agreed between the parties. For the purpose of calculating the Consultant's incentive fee, travel management costs shall include the cost to operate the WESTON travel department less all commissions, rebates, overrides, or any other travel management revenue generated by WESTON travel.